EXHIBIT 17

Memorandum of Understanding for Exclusive Licensing Rights for RENT GARD Service Corp.

                                     Between

                                 Rent Gard Corp.
                                80 Carlauren Rd.
                                    Suite 23
                               Woodbridge, Ontario
                                  ("Rent Gard")

                                       And

                                   ROY SOLOMON
                                65 Arnold Avenue
                           Thornhill, Ontario, Canada
                                     ("Roy")

The Parties herein wish to enter into a binding agreement, wherein RENT GARD grants to Roy the exclusive rights to the services defined herein in those states specifically addressed herein.

Both Parties herein acknowledge that Roy is executing this Agreement as Trustee for a company (the "COMPANY") to be incorporated. It is specifically agreed and understood that Roy has the unfettered right to transfer any and all rights it has pursuant to this Agreement to COMPANY.

In consideration of Roy transferring the sum of $1,200,000.00US (the "INVESTMENT") into Rent Gard, Rent Gard agrees to the following:

1. Rent Gard agrees that the Investment consists of two components, mainly

         (a) $1,200,000.00 US shall be allocated towards the purchase of the exclusive Rent Gard Service contract as outlined below:

                  i. $200,000.00 shall be allocated towards the purchase of the exclusive Rent Gard service contract for the State of Pennsylvania.

                  ii. $200,000.00 shall be allocated towards the purchase of the exclusive Rent Gard Service Contract for the State of North Carolina.

                  iii. $200,000.00 shall be allocated towards the purchase of the exclusive Rent Gard Service Contract for the State of Michigan.
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                  iv.      $200,000.00  shall be allocated  towards the purchase
                           of the exclusive Rent Gard Service Contract for the State of District of Columbia.

                  v. $200,000.00 shall be allocated towards the purchase of the exclusive Rent Gard Service Contract for the State of South Carolina.

                  vi. The balance of $200,000 to be allocated towards the purchase of the exclusive Rent Gard Service Contract for the balance of the States of the United States of America (with the exception of California, Georgia and Texas) in which the Rent Gard Service will be available.

         (b) Roy further agrees to pay Company $20.00 per application after the first 500,000 applications processed by Roy in said Territory.

         (c)      Payments shall be made as follows:

                  i.       Payment of the sum of  $200,000.00  on or before July
                           15, 2003.

                  ii. A further payment of the sum of $200,000 on or before September 15, 2003.

                  iii. A further payment of the sum of $300,000 on or before December 1, 2003.

                  iv. A further payment of the sum of $500,000 on or before June 1, 2004.

         (d) The Parties agree that should Roy not fulfill all of the payments as outlined in Section 1(c) above, then any and all payments advanced by Roy to Rent Gard shall be considered as deposits by Roy to Rent Gard, and there shall be allocated first towards the purchase of Pennsylvania, secondly towards the purchase of North Carolina, thirdly towards the purchase of Michigan and fourthly towards the purchase of balance of the States in the Territory.

2. $100 SERVICE CONTRACT FOR RENTAL UNIT INSPECTION. The service contract when completed will require Roy's company to inspect a rental unit that has been approved for Rental Guarantee Insurance underwritten b Rent Gard Corp and one of it's underwriters. The inspection will require a physical review of the rental unit including the completion of an inspection form and the taking of digital prints of any damage. The inspection form and the digital prints will be downloaded on a data base site to be provided by Rent Gard Corp. Rent Gard agrees to reimburse Roy the sum of $100 per file for such services. In addition, Rent Gard will provide Roy with a list of pre-approved companies to conduct said unit inspection. Rent Gard further agrees that should Rent

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Gard charge the customer an amount greater than $299 then Rent Gard agrees to increase the compensation herein by 25% of the said charged by Rent Gard to the customer.

3. $99 SERVICE CONTRACT FOR CREDIT CHECK. Roy's group will be required to complete a credit check on each prospective tenant that is being offered the rental unit by the landlord who has requested the coverage. The credit check will require a review of the Fair Fine and/or Beacon score and confirmation of verscity of the tenants' financial condition. This will require a physical confirmation of the tenants employment and/or confirmation of income. Information on the client will be downloaded into the Database site operated by Rent Gard Corp. Rent Gard shall provide Roy with a list of companies approved by Rent Gard to conduct such credit checks. Rent Gard shall reimburse Roy the sum of $99 per file for such service. Rent Gard further agrees that should Rent Gard charge the customer an amount greater than $299 then Rent Gard agrees to increase the compensation herein by 25% of the said increase charged by Rent Gard to the customer.

4. Rent Gard agrees to reimburse Roy the amounts outlined in paragraph 2 and 3 above within 5 business days from receipt of said funds by Rent Gard.

5. In the event that the tenant becomes delinquent on payment and a landlord makes a claim Roy's group will provide collection services to Rent Gard Corp to recover unpaid rent from the tenant. This will also include the collection in the event the tenant has caused damage to the rental unit. Fee(s) and costs will be determined on a state-by-state basis. Rent Gard will provide a pre-approved list of companies to conduct such collection. Should Roy incur any said collections, Roy will be entitled to deduct the amount of expenses incurred from the amount collected prior to forwarding said amount collected to Rent Gard.

7. Rent Gard further agrees to compensate Roy the sum of .15% of the premium amount collected by Rent Gard to assist in the offsetting of Marketing Expenses incurred by Roy. Said premium rebate will only be paid to Roy from premium revenue arising from those states owned by Roy.

8. The term of this understanding will be for a period of 10 years renewable under no change in terms, provided that Roy is in Good Standing at the time that the renewal is exercisable. A long form Licensing Agreement will be completed on or before August 30, 2003. Funds must be deposited with the Canadian solicitor for Rent Gard Corp., Judith Hamilton, LLB.

9. Rent Gard further agrees to allow Roy to use the name "Rent Gard" in any and all States owned by Roy during the term of this Agreement for the consideration of $1.00 per year.

10. Both parties acknowledge that said Agreement was drafted by Sandro Sordi, Esq. Who for the purpose of this Agreement does not represent either party. Both Roy and Rent Gard have been advised by Sandor Sordi, Esq. To seek independent legal advice prior to executing said agreement.

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11. The Parties herein agree that all funds will be considered advanced and timely made when said funds are deposited with Judith Hamilton, LLB. at Royal Bank of Canada, 2514 Bayview Ave., Toronto, Ontario, Bank No. 003, Branch No. 5282, Account Number 4003059, Account Name Judith G. Hamilton.

The Execution of this Agreement represents that both Roy and Rent Gard have obtained independent legal advice, or have waived the right to do so.

This Agreement may only be modified in writing and executed by both Parties in the presence of two witnesses.

This Agreement is binding on all parties, and will be interpreted pursuant to the Laws of the State of Florida.


EXECUTED this 19th day of June, 2003
                                            Rent Gard Corporation
Agreed by all parties:

Witness:                                    /s/ Stephen Stonhill
                                            -----------------------------------
                                            Stephen Stonhill
                                            CEO
/s/ illegible
-----------------
Name:



/s/ illegible
----------------
Name:                                       /s/ Roy Soloman
                                            -----------------------------------
                                            Roy Soloman (for and on behalf of a
                                            company to be incorporated)

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


                           AMENDMENT TO MEMORANDUM OF
                      UNDERSTANDING FOR EXCLUSIVE LICENSING
                     RIGHTS (UNITED STATES TERRITORY BETWEEN
                      RENT GARD CORP. AND ROY SOLOMAN DATED
                                 JUNE 19, 2003.


THIS PARTIES HEREIN AGREE TO AMEND THE HEREIN REFERENCED AGREEMENT TO REFLECT TO
FOLLOWING:

         Delete:           Section 1(c)(i),
                           Section 1(c)(ii),
                           Section 1(c)(iii),
                           Section 1(c)(iv).

         Insert: Section 1(c)(i) payment of the sum of $100,000 on July 31, 2003,

                           Section 1(c)(ii) payment of the sum of $100,000 on or before October 1, 2003,

                           Section 1(c)(iii) payment of the sum of $100,000 on or before January 1, 2004,

                           Section 1(c)(iv) the balance of $900,000
                           July 1, 2004.


Dated this 31st Day of July 31, 2003.



/s/ illegible                              /s/ Roy Soloman
----------------------------               --------------------------
Witness                                    Roy Solomon (for and on behalf of
                                           a company to be incorporated).




/s/ illegible                              /s/ Hugh Forrest
----------------------------               -------------------------
Witness                                    Hugh Forrest
                                           President